UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 4, 2010

YRC Worldwide Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-12255	48-0948788
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10990 Roe Avenue, Overland Park, Kansas 66211

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (913) 696-6100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On May 4, 2010, YRC Worldwide Inc. (the “Company”) announced its results of operations and financial condition for the three months ended March 31, 2010. A copy of the news release announcing the results of operations and financial condition is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

The Company has confirmed that the engagements of its financial advisors Tenex Capital Management, LLC and Moelis & Company LLC have ended and the Company is transitioning their work to the Company.

Forward-Looking Statements

The news release attached to this Form 8-K and statements made on the conference call for shareholders and the investment community contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The words “expect,” “should,” “will,” “can,” and similar expressions are intended to identify forward-looking statements.

The company’s expectations regarding multi-employer pension plan reform are only its expectations regarding this matter. The impact to the company and the multi-employer pension plans to which it contributes of such reform is subject to a number of conditions, including (among others) whether Congress passes legislation to reform multi-employer pension plans and the timing of, and provisions included in, such legislation.

The company’s expectations regarding its ability to satisfy Nasdaq listing requirements for minimum bid price of the company’s common stock are only its expectations regarding this matter. The closing bid price of the company’s common stock depends on many factors, including without limitation, actual or expected fluctuations in the company’s operating results, changes in general economic condition or conditions in the company’s industry generally, changes in conditions in the financial markets, the effect of any issuance of additional shares of the company’s common stock and whether the company’s board of directors effects a reverse stock split and the timing of, and the reverse stock split ratio for, any reverse stock split approved by the board.

The company’s expectations regarding its ability to close on the remaining $20.2 million of 6% notes are only its expectations regarding this matter. The closing of the second $20.2 million of the 6% notes is subject to a number of conditions, including (among others), a determination of the outcome of the company’s litigation with respect to its outstanding 5% and 3.375% contingent convertible notes.

The company’s expectations regarding its ability to raise new capital through at-the-market transactions are only its expectations regarding this matter. Whether the company is complete at-the-market transactions is dependent upon a number of factors including (among others) the trading price and volume of the company’s common stock.

The company’s expectations regarding shareholder approval of the Second Union Employee Option Plan are only its expectations regarding this matter. To be approved by the Company’s shareholders, the plan must be approved by a majority of the votes cast, in person or by proxy, at a shareholder meeting. If shareholders approve the plan, the stock appreciation rights will terminate. If shareholders do not approve the plan by February 28, 2011, the stock options will terminate and the market price per share in excess of the $0.48 strike price per stock appreciation right would be cash-settled upon their exercise, which can occur beginning March 1, 2011.

The company’s expectations regarding the continued support of its stakeholders are only its expectations regarding this matter. Whether the company’s stakeholders continue to support the company including (among other things) to continue deferral arrangements in 2011 or to restructure obligations owed to such stakeholders is subject to a number of conditions including (among other things) the outcome of discussions with such stakeholders, whether requested support meets their requirements and the factors identified in the preceding paragraphs.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description
99.1	News Release dated May 4, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

YRC WORLDWIDE INC.

Date: May 4, 2010	By:	/s/ Sheila K. Taylor
Sheila K. Taylor
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	News Release dated May 4, 2010

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